Exhibit 32.2

CERTIFICATIONS

In connection with this report of Huifeng Bio-Pharmaceutical Technology, Inc. on Form 10-KSB, as amended,  for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sanding Tao, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 20, 2009

By: /s/ Sanding Tao
Sanding Tao
Chief Financial Officer